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                                                                    EXHIBIT 99.4





                             Consent of Person Named
                          as About to Become a Director

                  Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Linda Fayne Levinson, hereby consent to be named as a person about to become a director of 24/7 Media, Inc. in the Registration Statement on Form S-4 of 24/7 Media, Inc., dated April 19, 2000, and any amendments thereto.

Dated:  April 19, 2000

                                                    /s/ Linda Fayne Levinson
                                                    -------------------------
                                                    Linda Fayne Levinson